UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event reported):
June 11, 2020
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-38257

Delaware			46-4841717
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

2435 Commerce Ave.
Building 2200			30096
Duluth	,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 10, 2020, National Vision Holdings, Inc. (“National Vision” or the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). The matters submitted to stockholders at the Annual Meeting and the voting results are as follows:
Proposal 1: Election of Directors
Stockholders elected three Class III director nominees to hold office for terms expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Virginia A. Hepner	71,736,135	5,241,481	1,389,854
Thomas V. Taylor, Jr.	75,809,425	1,168,191	1,389,854
David M. Tehle	75,623,096	1,354,520	1,389,854
Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm
Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020.

For	Against	Abstained	Broker Non-Votes
77,996,609	361,336	9,525	0
Proposal 3: Advisory Vote on Executive Compensation
Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
76,379,310	463,903	134,403	1,389,854

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: June 11, 2020	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary